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FOR IMMEDIATE RELEASE                     CONTACT:      Dave Franson
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FEBRUARY 10, 2006                                       MOONEY PUBLIC RELATIONS
                                                        Cell (316) 641-6766
                                                        dfranson1@cox.net


                      MOONEY DELIVERS 85 AIRPLANES IN 2005
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KERRVILLE, TEXAS-- Mooney Airplane Company, a wholly-owned subsidiary of the
Mooney Aerospace Group, Ltd. (OTC BB: MNYG) delivered 19 aircraft valued at approximately $9 million during the fourth quarter of 2005, bringing the company's total for the year to 85 airplanes worth approximately $36.5 million. The tally exceeds Mooney's projection to "more than double 2004 deliveries" and represents a 136% increase in deliveries, year to year, over 2004. Mooney delivered a total of 34 aircraft in 2003 and 36 in 2004.

"Our sales in 2005 reflect both the strength of our product line and confidence in the company," said David Copeland, Mooney's vice president of sales and marketing. "We expect growth in both orders and deliveries in 2006 as we mark our 60th year of production," he added. Mooney began building airplanes in Wichita, Kansas in 1946, before moving to Kerrville, Texas in 1951. It now employs 410 people at the site.

During the fourth quarter, Mooney delivered 14 Ovation2 GX and 5 Bravo GX models, bringing the yearend totals to 64 Ovation2 GX aircraft and 20 Bravo GX models. A single Ovation DX was also delivered during the year. "The delivery of our 11,000th production airplane and the 100th GX model will highlight the first quarter of 2006, and we'll launch our 60th Anniversary celebration with some special events, as well," Copeland stated.

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"We've streamlined our operations and delivery process in 2005, and made measurable improvements in customer support and responsiveness," noted Gretchen Jahn, Mooney's chief executive officer. "Our expectations for 2006 include improvements in our processes and productivity as well as the increases in orders and deliveries," she added.

ABOUT MOONEY AIRPLANE COMPANY

Mooney Airplane Company, located in Kerrville, Texas, is a wholly-owned subsidiary of Mooney Aerospace Group, Ltd., a general aviation holding company that is publicly traded under symbol (OTC BB: MNYG.ob). Mooney Airplane Company currently sells two models of the M20, the highest performing, four-place single-engine piston-powered aircraft, now available with the Garmin G1000 glass panel display. Since its inception in 1946, the company has manufactured and delivered more than 11,000 aircraft worldwide. Today, 7,000 customers in the United States and 1,000 more overseas fly these proven, high-performance airplanes. For more information, visit www.mooney.com.

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This press release contains forward-looking statements within the meaning of The
Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.